STATE OF DELAWARE
                                                        SECRETARY OF STATE
                                                     DIVISION OF CORPORATIONS
                                                    FILED 09:00 AM 08/19/1992
                                                       922335016 -- 2229021


                         CERTIFICATE OF AMENDMENT TO THE

                         CERTIFICATE OF INCORPORATION OF

                             CATALINA CAPITAL CORP.

                              CHANGING ITS NAME TO

                        INSTANT VIDEO TECHNOLOGIES, INC.


         CATALINA CAPITAL CORP., a corporation organized and existing under and by virtue of The General Corporation Law of the State of Delaware, DOES HEREBY
CERTIFY:

         FIRST: That the name of the Corporation is Catalina Capital Corp.

         SECOND: The original Certificate of Incorporation was filed in the office of the Secretary of State of the State of Delaware on April 27, 1990.

         THIRD: That the Board of Directors and Shareholders of said corporation have adopted a resolution proposing and declaring advisable the following amendment to the Certificate of said corporation in accordance with the provisions of Section 242 of the General Corporation Law of Delaware:

         RESOLVED: That Article I of the Certificate of Incorporation of the Corporation be amended in its entirety to read as follows:

         1. The name of the Corporation is Instant Video Technologies, Inc. (the "Company"). It shall have perpetual existence.

         IN WITNESS WHEREOF, the undersigned officers, for and on behalf of the Corporation, have signed this Certificate of Amendment to the Certificate of Incorporation, as their free and voluntary act and deed on behalf of the Corporation, and the facts stated herein are true, this 17th day of August, 1992.


                                           CATALINA CAPITAL CORP.
                                           (changing its name to
                                           INSTANT VIDEO TECHNOLOGIES, INC.

ATTEST:


By /s/ G. Peter Spiess                     By /s/ Wayne Van Dyck
   ----------------------------               ----------------------------
   G. Peter Spiess, Secretary                 Wayne Van Dyck, President